EXHIBIT INDEX

Exhibit A: Attachment to item 77o:
           Transactions effected pursuant to Rule 10f-3
-------------------------------------------------------

Exhibit A:
NEEDHAM Growth Fund
Rule 10F-3

Issuer:  Pemstar Inc.
Type of Security:  Common
IPO or Secondary:  Secondary
SEC Registered:  Yes
Total Offering:  6,000,000
Date of Purchase:  06/07/01
Number of shares Purchased:  10,000
Date of Public Offer:  06/07/01
Fund Price Paid:  $13.50
Public Offering Price:  $13.50
Firm Commitment Underwriting ?:  Yes
Underwriting gross spread as % of Proceeds:  5.48%
Consistent with average industry % of gross spread:  Yes
Company operational for 3 years?:  Yes
Less than 3% of fund assets used for purchase?:  Yes
Fund's purchase represent's less than 4% of the offering?:  Yes
Name of underwriter(s) purchased from?:  Lehman
Needham Company, Inc. Mgr or Co-Mgr?:  No


NEEDHAM Growth Fund
Rule 10F-3

Issuer:  Scios Inc.
Type of Security:  Common
IPO or Secondary:  Secondary
SEC Registered:  Yes
Total Offering:  5,000,000
Date of Purchase:  06/18/01
Number of shares Purchased:  80,000
Date of Public Offer:  06/07/01
Fund Price Paid:  $21.00
Public Offering Price:  $21.00
Firm Commitment Underwriting ?:  Yes
Underwriting gross spread as % of Proceeds:  5.71%
Consistent with average industry % of gross spread:  Yes
Company operational for 3 years?:  Yes
Less than 3% of fund assets used for purchase?:  Yes
Fund's purchase represent's less than 4% of the offering?:  Yes
Name of underwriter(s) purchased from?:  JP Morgan Chase and Co.
Needham Company, Inc. Mgr or Co-Mgr?:  No